PRESS RELEASE

FINJAN HOLDINGS SUBSIDIARY ISSUED NEW U.S. PATENT FOR MALICIOUS MOBILE CODE PROTECTION

Patent Covers Monitoring Systems and Methods for Defense against Network Security Threats Transmitted via Mobile Code

NEW YORK, March 18, 2014--- Finjan Holdings, Inc. (OTC MKT: FNJN) (the “Company”) today announced its subsidiary Finjan, Inc. (“Finjan”) has been issued a new U.S. patent - 8,677,494 (the ‘494 patent).  The ‘494 patent is the most recent addition to the Finjan patent portfolio which now exceeds 40 issued and pending patents worldwide.  This most recent patent issuance relates to a proprietary malicious mobile code runtime monitoring systems and methods, which Finjan began developing in the mid 1990’s to address potential network security threats through better recognition of malicious code segments passing through Internet infrastructure and networks to endpoint devices.

The techniques described in the ‘494 patent cover protection systems and methods offering security for one or more personal computers and /or other intermittently or persistently network accessible devices or processes.  Specifically, the inventive aspects of the patent cover various defenses from undesirable or otherwise malicious operations of Java TN applets, ActiveX™ controls, JavaScript™ scripts, Visual Basic scripts, add-ins, and downloaded/uploaded programs which are often downloaded by users without considering the inherent security risks.  Finjan was founded to develop technologies such as those captured in the ‘494 patent and has secured patent protection for innovations that beneficially affect PC users on a daily basis.

“Finjan has been recognizable at the center of the software security technology sector for nearly two decades,” said Finjan’s President, Phil Hartstein.  “This recent patent issuance is significant as it affirms the importance of our continued commitment to our innovative culture.  We expect to continue this trend of issuing patents into our portfolio, both in the United States and abroad, and investing in new technologies to combat relentlessly evolving threats in the cybersecurity space.”

Recognized internationally as a pioneer and leader in web and network security, Finjan's decades-long investment in innovation is captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis.  Finjan has licensed its patents and technology to several major software and technology companies around the world and remains active in those efforts.

For Additional Information: www.finjan.com

For Additional Information: www.finjan.com

ABOUT FINJAN:
Founded in 1997, Finjan is one of the first companies to develop and patent proprietary technology and software that is capable of detecting previously unknown and emerging threats on a real-time, behavior-based basis, in contrast to signature-based methods of intercepting only known threats to computers, which were previously standard in the online security industry. Finjan continues to be a leading online security and technology company, developing and patenting new proprietary technologies related to software that proactively detects malicious code and thereby protects end-users from identity and data theft, spyware, malware, phishing, trojans and other online threats.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek" and similar expressions and include any projections or estimates set forth herein. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation, those detailed in our filings with the Securities and Exchange Commission ("SEC"). Neither the Company nor any of its affiliates undertakes any obligation to update and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The Company will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings with the SEC will contain important information regarding the Company, its business, financial condition, results of operations and prospects.  One should assume that information contained in any of the filings with the SEC is only accurate as of the date specified in such filings.  The business, financial condition, results of operations and prospects may have changed materially since any such date. One is advised to carefully review the "Risk Factors" set forth in the Current Report on Form 8-K filed with the SEC on June 3rd, 2013.

Contact:

Media and Press Relations
Scott Eckstein
MWW Group
Telephone: (212) 827-3766
Email: seckstein@mww.com

Company Investor Relations
Joshua Weisbord
Finjan Holdings, Inc.
Telephone: (646) 568-3313
Email: joshua@finjan.com